Exhibit 99.1
Contacts: Paul Arling (UEI) 714.820.1000
Becky Herrick (IR Agency) 415.433.3777
Universal Electronics Reports Fourth Quarter and Year
End 2010 Financial Results
- Reports Strong Fourth Quarter 2010 Net Sales of $102.5 million -
- Expects 2011 Net Sales of between $475 Million and $500 Million —
CYPRESS, CA — February 24, 2010 — Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the fourth quarter and year ended December 31, 2010.
“A key component of our success in 2010 has been our ability to create innovative, practical and simple control devices that enhance the home entertainment experience and meet the future needs of consumers,” stated Paul Arling, UEI’s Chairman and CEO. “During the fourth quarter we experienced many benefits from our acquisition of Enson Assets Limited. We further established our footprint in the Asian market, added several significant customers to our roster and, perhaps more importantly, significantly expanded relationships with some of our existing customers through our acquisition.”
Arling added, “This year at the 2011 Consumer Electronics Show (CES), UEI offered visitors to our booth a glimpse into the evolution of the remote control over the past 25 years and into the future with live demonstrations and interactive displays of products and control technology. We featured the expansion of our QuickSet technology showing intelligent automated set-up as well as control technology that transforms tablets and smart phones into A/V control devices. We also introduced our Low Energy IR Engine (LowEIR) technology which is a unique integration of silicon and software that significantly reduces the power required for remote control operation, thus reducing the usage of batteries. Looking ahead, we intend to continue building our leadership position by leveraging our world-class wireless control technology to drive growth in both the markets we currently serve, as well as new markets worldwide.”
Use of Adjusted Pro Forma Financial Metrics
As of the quarter ended December 31, 2010, UEI is providing Adjusted Pro Forma metrics to assist its investors in assessing UEI’s current and future operations in the way the company evaluates its operations. We incurred certain expenses in the fourth quarter of 2010, some of which will continue to be incurred as a direct result of its recent acquisition of Enson Assets Limited, which the company believes do not reflect its true operating results. These expenses include:
•	Amortization expense relating to intangible assets acquired;
•	Depreciation expense relating to the increase in fixed assets from cost to fair market value;
•	Fair value adjustments to finished goods inventories; and
•	Other direct acquisition costs including such items as professional services and other employee-related expenses.

The company’s operating results for the prior year do not include expenses related to its acquisition of Enson Assets Limited. As such, GAAP results are provided in the prior year comparisons below.
Financial Results for the Quarter Ended December 31: 2010 Compared to 2009
•	Net sales were $102.5 million, compared to $84.9 million.
•	Business Category net sales were $89.1 million, compared to $66.4 million. The Business Category contributed 86.9% of total net sales, compared to 78.2%.
•	Consumer Category net sales were $13.4 million, compared to $18.5 million. The Consumer Category contributed 13.1% of total net sales, compared to 21.8%.
•	Adjusted Pro Forma gross margins were 29.7%, compared to gross margins of 33.7%.
•	Adjusted Pro Forma total operating expenses were $22.4 million, compared to operating expenses of $20.5 million.
•	Adjusted Pro Forma operating income was $8.0 million, compared to operating income of $8.1 million.
•	Adjusted Pro Forma net income was $6.6 million, or $0.45 per diluted share, compared to net income of $5.8 million, or $0.42 per diluted share.
•	At December 31, 2010, cash and cash equivalents was $54.2 million.
Financial Results for the Twelve-months Ended December 31: 2010 Compared to 2009
•	Net sales were $331.8 million, compared to $317.6 million.
•	Adjusted Pro Forma gross margins were 31.8%, compared to gross margins of 32.0%.
•	Adjusted Pro Forma total operating expenses were $81.0 million, compared to operating expenses of $79.7 million.
•	Adjusted Pro Forma operating income was $24.6 million, compared to operating income of $21.9 million.
•	Adjusted Pro Forma net income was $17.9 million, or $1.27 per diluted share, compared to net income of $14.7 million, or $1.05 per diluted share.
Financial Outlook
Bryan Hackworth, UEI’s CFO, said, “The integration of Enson Assets Limited has gone very well, and in many cases better than anticipated. We expect by the end of 2011 to have retired our debt balance, which would further strengthen our balance sheet.”
For the first quarter of 2011, net sales are expected to range between $105.0 million and $111.0 million, compared to $71.4 million in the first quarter of 2010. The company anticipates Adjusted Pro Forma gross margins for the first quarter of 2011 to be approximately 28.5% of sales, plus or minus one point, compared to a gross margin of 30.9% of sales in the first quarter of 2010. For the first quarter of 2011, Adjusted Pro Forma operating expenses are expected to range from $24.5 million to $25.3 million, compared to first quarter 2010 operating expenses of $19.4 million. Adjusted Pro Forma earnings per diluted share for the first quarter of 2011 are expected to range from $0.26 to $0.32, compared to earnings per diluted share of $0.13 in the first quarter of 2010.
For the full 2011 year, net sales are expected to range between $475 million and $500 million, compared to $331.8 million in 2010. Adjusted Pro Forma earnings per diluted share for 2011 are expected to range from $2.15 to $2.35, compared to Adjusted Pro Forma earnings per diluted share of $1.27 in 2010.

Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 24, 2011 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and year-end 2010 earnings results, review the quarterly activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 42163908. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 800-642-1687 and internationally, 706-645-9291. Enter access code 42163908.
Adjusted Pro Forma Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP or Adjusted Pro Forma information as additional information for its operating results. References to Adjusted Pro Forma information are to non-GAAP pro forma measures. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. The company’s management believes that this presentation of Adjusted Pro Forma financial information provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of the company and for budget planning purposes.
About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. UEI also delivers complete home control solutions in the professional custom installation market under the brand name Nevo®. For additional information, please visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the ability of the Company to successfully integrate the operations of Enson and its subsidiaries into our operations, the failure of Enson and its subsidiaries to perform in accordance with our expectations; the continued development of innovative control solutions and technologies that are accepted by our customers and consumers; the continued leveraging of the Company’s fixed cost structure resulting in increased profitability and cash flow; the continued strength of our balance sheet; general economic conditions; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
— Tables Follow —

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$54,249	$29,016
Term deposit	—	49,246
Accounts receivable, net	86,304	64,392
Inventories, net	65,402	40,947
Prepaid expenses and other current assets	2,582	2,423
Deferred income taxes	6,256	3,016

Total current assets	214,793	189,040
Property, plant, and equipment , net	78,097	9,990
Goodwill	30,379	13,724
Intangible assets, net	35,994	11,572
Other assets	5,464	1,144
Deferred income taxes	7,806	7,837

Total assets	$372,533	$233,307

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$56,086	$39,514
Notes payable	35,000	—
Accrued sales discounts, rebates and royalties	7,942	6,028
Accrued income taxes	5,873	3,254
Accrued compensation	28,199	4,619
Other accrued expenses	15,592	8,539

Total current liabilities	148,692	61,954
Long-term liabilities:
Deferred income taxes	11,369	153
Income tax payable	1,212	1,348
Other long-term liabilities	56	122

Total liabilities	161,329	63,577

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized; 20,877,248 and 19,140,232 shares issued at December 31, 2010 and 2009, respectively	209	191
Paid-in capital	166,940	128,913
Accumulated other comprehensive (loss) income	(489)	1,463
Retained earnings	134,070	118,989

	300,730	249,556

Less cost of common stock in treasury, 5,926,071 and 5,449,962 shares at December 31, 2010 and 2009, respectively	(89,526)	(79,826)

Total stockholders’ equity	211,204	169,730

Total liabilities and stockholders’ equity	$372,533	$233,307

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$102,505	$84,939	$331,780	$317,550
Cost of sales	73,863	56,329	227,931	215,938

Gross profit	28,642	28,610	103,849	101,612

Research and development expenses	2,765	2,280	10,709	8,691
Selling, general and administrative expenses	21,145	18,250	71,839	70,974

Operating income	4,732	8,080	21,301	21,947
Interest income, net	(65)	95	34	471
Other income (expense), net	461	(80)	523	(241)

Income before provision for income taxes	5,128	8,095	21,858	22,177
Provision for income taxes	1,362	2,255	6,777	7,502

Net income	$3,766	$5,840	$15,081	$14,675

Earnings per share:
Basic	$0.26	$0.43	$1.10	$1.07

Diluted	$0.26	$0.42	$1.07	$1.05

Shares used in computing earnings per share:
Basic	14,344	13,700	13,764	13,667

Diluted	14,737	14,063	14,106	13,971

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009	2008
Cash provided by operating activities:
Net income	$15,081	$14,675	$15,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,059	6,801	6,084
Provision for doubtful accounts	770	363	442
Provision for inventory write-downs	2,510	3,480	2,671
Deferred income taxes	(2,209)	(1,141)	(448)
Tax benefit from exercise of stock options and vested restricted stock	231	408	431
Excess tax benefit from stock-based compensation	(290)	(250)	(344)
Shares issued for employee benefit plan	565	741	633
Stock-based compensation	4,966	4,312	4,243
Changes in operating assets and liabilities:
Accounts receivable	13,464	(4,206)	(1,478)
Inventories	(4,099)	(354)	(12,219)
Prepaid expenses and other assets	917	552	(1,888)
Accounts payable and accrued expenses	142	(2,096)	15,557
Accrued income and other taxes	(4,542)	702	662

Net cash provided by operating activities	35,565	23,987	30,152

Cash used for investing activities:
Acquisition of Enson Assets Limited, net of cash acquired	(74,133)	—	—
Term deposit	49,246	(49,246)	—
Acquisition of Property, plant, and equipment	(8,440)	(6,171)	(5,945)
Acquisition of intangible assets	(1,378)	(1,172)	(1,475)
Acquisition of assets from Zilog, Inc.	—	(9,502)	—

Net cash used for investing activities	(34,705)	(66,091)	(7,420)

Cash (used for) provided by financing activities:
Issuance of notes payable	31,167	—	—
Proceeds from stock options exercised	1,964	3,275	1,158
Treasury stock purchased	(10,146)	(7,747)	(26,689)
Excess tax benefit from stock—based compensation	290	250	344

Net cash (used for) provided by financing activities	23,275	(4,222)	(25,187)
Effect of exchange rate changes on cash	1,098	104	(8,917)

Net (decrease) increase in cash and cash equivalents	25,233	(46,222)	(11,372)
Cash and cash equivalents at beginning of year	29,016	75,238	86,610

Cash and cash equivalents at end of year	$54,249	$29,016	$75,238

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2010			December 31, 2009
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$102,505	$—	$102,505	$84,939	$—	$84,939
Cost of sales (1)	73,863	(1,799)	72,064	56,329	—	56,329

Gross profit	28,642	1,799	30,441	28,610	—	28,610

Research and development expenses	2,765	—	2,765	2,280	—	2,280
Selling, general and administrative expenses (2)	21,145	(1,498)	19,647	18,250	—	18,250

Operating income	4,732	3,297	8,029	8,080	—	8,080
Interest income, net	(65)	—	(65)	95	—	95
Other income (expense), net	461	—	461	(80)	—	(80)

Income before provision for income taxes	5,128	3,297	8,425	8,095	—	8,095
Provision for income taxes (3)	1,362	487	1,849	2,255	—	2,255

Net income	$3,766	$2,810	$6,576	$5,840	$—	$5,840

Earnings per share diluted	$0.26	$0.19	$0.45	$0.42	$—	$0.42

	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2009
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$331,780	$—	$331,780	$317,550	$—	$317,550
Cost of sales (1)	227,931	(1,799)	226,132	215,938	—	215,938

Gross profit	103,849	1,799	105,648	101,612	—	101,612

Research and development expenses	10,709	—	10,709	8,691	—	8,691
Selling, general and administrative expenses (2)	71,839	(1,498)	70,341	70,974	—	70,974

Operating income	21,301	3,297	24,598	21,947	—	21,947
Interest income, net	34	—	34	471	—	471
Other income (expense), net	523	—	523	(241)	—	(241)

Income before provision for income taxes	21,858	3,297	25,155	22,177	—	22,177
Provision for income taxes (3)	6,777	487	7,264	7,502	—	7,502

Net income	$15,081	$2,810	$17,891	$14,675	$—	$14,675

Earnings per share diluted	$1.07	$0.20	$1.27	$1.05	$—	$1.05

(1)	To reflect the cost of goods sold effect of fair value adjustments to inventories and fixed assets purchased as part of the Enson Assets Limited acquisition and subsequently sold or depreciated during the two months period ended December 31, 2010. The fair value of inventory sold and fixed assets depreciated during this period were approximately $1.6 million and $0.2 million, respectively.

(2)	To reflect the direct acquisition costs associated with the purchase of Enson Assets Limited. These costs consist primarily of professional service fees and deal related incentives totaling $1.1 million. In addition, the amount includes $0.4 million of amortization expense relating to intangible assets acquired as part of the Enson Assets Limited acquisition.

(3)	To reflect the tax effect of the adjustments.